UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2008

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, the Federal Home Loan Bank of San Francisco (the "Bank") held an at-large election earlier this month for two independent director positions, including one public interest director position, each with a four-year term beginning on January 1, 2009. Four candidates, two for each position, were nominated to run in the election. In accordance with the rules of the Federal Housing Finance Agency, a nominee may only be elected if the nominee receives at least 20 percent of the number of votes eligible to be cast in the election. Because none of the four nominees received 20 percent of the votes eligible to be cast, the Bank is required to conduct another at-large election in 2009 for these two independent director positions. Also as a result, the Bank will have two vacant independent director positions when the terms of current independent directors Melinda Guzman and Robert F. Nielsen expire on December 31, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: December 30, 2008	By: /s/ Steven T. Honda
Steven T. Honda Senior Vice President and Chief Financial Officer